EXHIBIT 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES SIGNIFICANTLY IMPROVED QUARTERLY EARNINGS

AND CONTINUATION OF CASH DIVIDEND

TOMS RIVER, NEW JERSEY, April 24, 2008…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share increased to $.34 for the quarter ended March 31, 2008 from a loss of $.47 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended March 31, 2008—to be paid on May 16, 2008, to shareholders of record on May 2, 2008.

Discussing the results, CEO John R. Garbarino reflected on the dramatic improvement in earnings, both sequentially as well as over the prior year. “Driven by the recurring seasonal recognition of income from an equity investment, our net interest margin expanded handsomely to 3.14% from 2.83% in the linked quarter. The improvement was 19 basis points over the prior year quarter as decreases in short-term interest rates benefited the Bank’s operations. Absent the effect of the equity investment, the margin grew by 17 basis points for the quarter contributing to the enhanced profitability of our core banking operations. We are also pleased to acknowledge the continued strength of our asset quality and our forty-fifth consecutive quarterly cash dividend.”

Results of Operations

Net interest income for the quarter and year ended March 31, 2008 decreased to $14.2 million as compared to $14.4 million in the same prior year period, reflecting lower levels of interest-earning assets partly offset by a higher net interest margin. Average interest-earning assets decreased by $141.6 million for the three months ended March 31, 2008 as compared to the same prior year period. The decrease was concentrated in average loans receivable which declined $109.8 million primarily due to the shuttering of Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary, in the fourth quarter of 2007. The net interest margin increased to 3.14% for the three months ended March 31, 2008 from 2.95% in the same prior year period. The yield on interest-earning assets decreased to 6.06%, as compared to 6.21% for the same prior year period. The asset yield for the current quarter benefited from $633,000 of income relating to an equity investment. The comparable benefit in the prior year period was $681,000. The cost of interest-bearing liabilities decreased to 3.19% for the three months ended March 31, 2008, as compared to 3.56% in the same prior year period.

Other income increased to income of $3.8 million for the three months ended March 31, 2008 as compared to a loss of $6.4 million in the same prior year period. The net gain on the sale of loans and lower of cost or market adjustment was $597,000 for the three months ended March 31, 2008 as compared to a net loss of $9.6 million for the three months ended March 31, 2007. The net loss for the quarter ended March 31, 2007 includes a $7.1 million charge taken by Columbia to reduce loans held for sale to their current fair market and a $4.0 million charge to supplement the reserve for repurchased loans. The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statement of financial condition, was $1.7 million at March 31, 2008 and there were no outstanding loan repurchase requests at that date. For the quarter ended March 31, 2008, the Company recognized a reversal of the provision for repurchased loans of $161,000 and charge-offs of $524,000 relating to a loan repurchase and a comprehensive negotiated settlement in lieu of a loan repurchase.

Operating expenses amounted to $11.6 million for the three months ended March 31, 2008, as compared to $15.1 million for the corresponding prior year period. The expense reduction is primarily due to the shuttering of Columbia in late 2007. Also, operating expenses for the three months ended March 31, 2007 included an expense of $1.0 million representing a write-off of the previously established goodwill on the acquisition of Columbia. Operating expenses also benefited from a reduction in retirement plan expense. Operating expenses for the three months ended March 31, 2008 include costs relating to the opening of a new branch in Freehold, New Jersey.

Financial Condition

Loans receivable, net decreased by $19.3 million at March 31, 2008 as compared to December 31, 2007 partly due to increased prepayments due to refinancings and the Bank’s decision to sell newly originated longer-term fixed-rate loans. At March 31, 2008, the Company was holding subprime loans with a gross principal balance of $6.1 million and a carrying value, net of reserves and lower of cost or market adjustment of $3.7 million. Deposits decreased to $1,280.8 million at March 31, 2008 from $1,283.8 million at December 31, 2007 as the Bank moderated its pricing relating to certificates of deposit. Core deposits, defined as all deposits excluding time deposits, however, increased $20.2 million. Total Federal Home Loan Bank borrowings decreased to $375.2 million at March 31, 2008 from $405.0 million at December 31, 2007, primarily due to the reduction in loans receivable, net.

Asset Quality

The Company’s non-performing loans totaled $10.6 million at March 31, 2008, an increase from $8.7 million at December 31, 2007. The increase is primarily related to one commercial real estate loan for $1.5 million that became non-performing during the first quarter. The loan, which is in the jurisdiction of the bankruptcy court, is fully secured by two properties whose anchor tenants are branches of a national bank. Non-performing loans at March 31, 2008 include $1.1 million of loans repurchased due to early payment default that were written down to market value on the date of repurchase and $3.1 million of loans previously held-for-sale that were also written down to market value. For the three months ended March 31, 2008, the Company realized net loan charge-offs of $104,000.

Conference Call

As previously announced, the Company will host an earnings conference call on Thursday, April 24, 2008 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)660-6853, Account #286, Conference ID#281342, from one hour after the end of the call until midnight on May 1, 2008.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and twenty-one branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2008	December 31, 2007	March 31, 2007
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$32,728	$27,547	$34,955
Investment securities available for sale	53,191	57,625	72,005
Federal Home Loan Bank of New York stock, at cost	21,627	22,941	25,319
Mortgage-backed securities available for sale	50,263	54,137	64,936
Loans receivable, net	1,656,613	1,675,919	1,705,425
Mortgage loans held for sale	4,707	6,072	60,972
Interest and dividends receivable	6,625	6,915	8,329
Real estate owned, net	933	438	709
Premises and equipment, net	18,574	17,882	17,899
Servicing asset	8,498	8,940	9,873
Bank Owned Life Insurance	38,764	38,430	37,450
Intangible Assets	—	—	74
Other assets	12,948	10,653	10,339

Total assets	$1,905,471	$1,927,499	$2,048,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,280,809	$1,283,790	$1,352,931
Securities sold under agreements to repurchase with retail customers	73,365	69,807	61,784
Securities sold under agreements to repurchase with the Federal Home Loan Bank	—	12,000	19,000
Federal Home Loan Bank advances	375,200	393,000	443,200
Other borrowings	27,500	27,500	17,500
Advances by borrowers for taxes and insurance	8,818	7,588	9,007
Other liabilities	16,526	9,508	19,570

Total liabilities	1,782,218	1,803,193	1,922,992

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,362,098 and 12,346,465 and 12,318,370 shares outstanding at March 31, 2008, December 31, 2007 and March 31, 2007, respectively	272	272	272
Additional paid-in capital	203,557	203,532	202,438
Retained earnings	156,537	154,929	155,574
Accumulated other comprehensive loss	(6,258)	(3,211)	(503)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(5,287)	(5,360)	(6,117)
Treasury stock, 14,815,274 and 14,830,907 and 14,859,002 shares at March 31, 2008, December 31, 2007 and March 31, 2007, respectively	(225,568)	(225,856)	(226,371)
Common stock acquired by Deferred Compensation Plan	510	1,307	1,414
Deferred Compensation Plan Liability	(510)	(1,307)	(1,414)

Total stockholders’ equity	123,253	124,306	125,293

Total liabilities and stockholders’ equity	$1,905,471	$1,927,499	$2,048,285

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended March 31,
	2008	2007
	(Unaudited)
Interest income:
Loans	$25,003	$27,344
Mortgage-backed securities	611	724
Investment securities and other	1,908	2,304

Total interest income	27,522	30,372

Interest expense:
Deposits	7,864	9,329
Borrowed funds	5,423	6,635

Total interest expense	13,287	15,964

Net interest income	14,235	14,408

Provision for loan losses	375	340

Net interest income after provision for loan losses	13,860	14,068

Other income (loss):
Loan servicing income	90	122
Fees and service charges	2,767	2,798
Net gain (loss) and lower of cost or market adjustment on sales of loans and securities available for sale	597	(9,583)
Net loss from other real estate operations	(21)	(19)
Income from Bank Owned Life Insurance	334	305
Other	3	5

Total other income (loss)	3,770	(6,372)

Operating expenses:
Compensation and employee benefits	5,935	7,859
Occupancy	1,201	1,206
Equipment	511	553
Marketing	393	316
Federal deposit insurance	309	136
Data processing	849	907
General and administrative	2,436	3,099
Goodwill impairment	—	1,014

Total operating expenses	11,634	15,090

Income (loss) before provision (benefit) for income taxes	5,996	(7,394)
Provision (benefit) for income taxes	1,990	(1,972)

Net income (loss)	$4,006	$(5,422)

Basic earnings (loss) per share	$0.34	$(0.47)

Diluted earnings (loss) per share	$0.34	$(0.47)

Average basic shares outstanding	11,653	11,486

Average diluted shares outstanding	11,706	11,486

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2008	At December 31, 2007	At March 31, 2007
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	6.47%	6.45%	6.12%
Common shares outstanding (in thousands)	12,362	12,346	12,318
Stockholders’ equity per common share	$9.97	$10.07	$10.17
Tangible stockholders’ equity per common share	9.97	10.07	10.17

ASSET QUALITY
Allowance for loan losses	$10,739	$10,468	$10,577
Nonperforming loans	10,550	8,741	18,197
Nonperforming assets	11,483	9,179	18,906
Allowance for loan losses as a percent of total loans receivable	0.64%	0.62%	0.60%
Allowance for loan losses as a percent of nonperforming loans	101.79	119.76	58.12
Nonperforming loans as a percent of total loans receivable	0.63	0.52	1.03
Nonperforming assets as a percent of total assets	0.60	0.48	0.92

	For the three months ended March 31,
	2008	2007
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.84%	(1.05)%
Return on average stockholders’ equity	12.98	(16.60)
Interest rate spread	2.87	2.65
Interest rate margin	3.14	2.95
Operating expenses to average assets	2.44	2.94
Efficiency ratio	64.62	187.78

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2008	At December 31, 2007
Real estate:
One- to four-family	$1,071,720	$1,084,687
Commercial real estate, multi-family and land	322,451	326,707
Construction	10,067	10,816
Consumer	210,743	213,282
Commercial	53,947	54,279

Total loans	1,668,928	1,689,771

Loans in process	(2,080)	(2,452)
Deferred origination costs, net	5,211	5,140
Allowance for loan losses	(10,739)	(10,468)

Total loans, net	1,661,320	1,681,991

Less: mortgage loans held for sale	4,707	6,072

Loans receivable, net	$1,656,613	$1,675,919

Mortgage loans serviced for others	$1,015,217	$1,026,070
Loan pipeline	81,407	74,808

	For the three months ended March 31,
	2008	2007
Loan originations	$88,984	$267,146
Loans sold	28,007	161,252
Net charge-offs	104	1

DEPOSITS

Type of Account	At March 31, 2008	At December 31, 2007
Non-interest bearing	$110,085	$103,656
Interest-bearing checking	458,497	454,666
Money market deposit	85,479	84,287
Savings	195,876	187,095
Time deposits	430,872	454,086

	$1,280,809	$1,283,790

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED MARCH 31,
	2008			2007
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$7,967	$61	3.06%	$8,286	$108	5.21%
Investment securities (1)	62,617	1,366	8.73	75,571	1,748	9.25
FHLB stock	21,974	481	8.76	25,790	448	6.95
Mortgage-backed securities (1)	52,599	611	4.65	67,335	724	4.30
Loans receivable, net (2)	1,670,071	25,003	5.99	1,779,880	27,344	6.15

Total interest-earning assets	1,815,228	27,522	6.06	1,956,862	30,372	6.21

Non-interest-earning assets	95,146			99,227

Total assets	$1,910,374			$2,056,089

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$740,380	3,290	1.78	$721,882	3,657	2.03
Time deposits	443,418	4,574	4.13	520,412	5,672	4.36

Total	1,183,798	7,864	2.66	1,242,294	9,329	3.00
Borrowed funds	482,503	5,423	4.50	549,721	6,635	4.83

Total interest-bearing liabilities	1,666,301	13,287	3.19	1,792,015	15,964	3.56

Non-interest-bearing deposits	104,437			113,007
Non-interest-bearing liabilities	16,143			20,382

Total liabilities	1,786,881			1,925,404
Stockholders’ equity	123,493			130,685

Total liabilities and stockholders’ equity	$1,910,374			$2,056,089

Net interest income		$14,235			$14,408

Net interest rate spread (3)			2.87%			2.65%

Net interest margin (4)			3.14%			2.95%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.